EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, George Drazenovic, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Black Stallion Oil and Gas, Inc. for the period ended September 30, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Black Stallion Oil and Gas, Inc.

Black Stallion Oil and Gas, Inc.

Dated: November 14, 2014	By:	/s/ George Drazenovic
George Drazenovic
President, Secretary, Treasurer and Director(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Black Stallion Oil and Gas, Inc. and will be retained by Black Stallion Oil and Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.